Exhibit 99.1

Glori Energy Inc. Common Stock Meets NASDAQ Requirements & Warrants to be Delisted as of September 4, 2014

HOUSTON – August 28, 2014 --- Glori Energy Inc. (NASDAQ: GLRI) (“Glori”), an energy technology company focused on enhanced oil recovery using its proprietary AERO System, today announced that it was formally notified on August 25, 2014 that its common stock has satisfied the requirements for initial listing on the NASDAQ Capital Market. Glori meets the requirements for initial listing as common stock and its trading symbol will continue to be GLRI.

Glori also announced that it was formally notified on August 25, 2014 by NASDAQ that its warrants do not meet the minimum 400 round lot holder requirement under NASDAQ Listing Rule 5515(a)(4) and IM-5101-2, and the warrants will be delisted as of September 4, 2014.

ABOUT GLORI ENERGY INC.

Glori Energy Inc. (NASDAQ: GLRI) is a Houston-based energy technology company known for its proprietary AEROTM System, a highly efficient, biotechnology process for increasing oil recovery from existing reservoirs. Only one-third of all oil discovered in a typical reservoir is recoverable using conventional technologies; the rest remains trapped. Glori’s AERO technology recovers trapped oil by stimulating a reservoir’s native microorganisms to sustainably increase the ultimate incremental recovery. Glori applies its technology to fields the company acquires and redevelops onshore in the U.S., and also provides its AERO System as a service to third party E&P companies. For more information, visit www.GloriEnergy.com.

FORWARD LOOKING STATEMENTS

Any statements contained herein which are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements identified by or containing words like “believes,” “expects,” “anticipates,” “intends,” “estimates,” “projects,” “potential,” “target,” “goal,” “plans,” “objective,” “should”, or similar expressions. All statements by us regarding our possible or assumed future results of our business, financial condition, liquidity, results of operations, plans and objectives and similar matters are forward-looking statements. Glori gives no assurances that the assumptions upon which such forward-looking statements are based will prove correct.  Forward-looking statements are not guarantees of future performance and involve risks, uncertainties and assumptions (many of which are beyond our control), and are based on information currently available to us. Actual results may differ materially from those expressed herein due to many factors, including, without limitation: the risk that any projections, including earnings, revenues, expenses, margins, or any other financial expectations are not realized; competition and competitive factors in the markets in which Glori operates; the expected cost of recovering oil using the AERO System, demand for Glori’s AERO System and expectations regarding future projects; adaptability of the AERO System and development of additional capabilities that will expand the types of oil fields to which Glori can apply its technology; plans to acquire and develop additional oil fields and  the availability of debt and equity financing to fund any such acquisitions; the percentage of the world’s reservoirs that are suitable for the AERO System; the advantages of the AERO System compared to other enhanced oil recovery methods; and Glori’s ability to develop and maintain positive relationships with its customers and prospective customers. Although Glori believes that the expectations reflected in such forward looking statements are reasonable, it can give no assurances that such expectations will prove to be correct. These risks are more fully discussed in Glori’s filings with the Securities and Exchange Commission. Glori undertakes no obligation to update any forward-looking statements contained herein to reflect events or circumstances, which arise after the date of this document except as required by law.

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Media Contact

Meredith Frazier

BIGfish Communications

(513) 402-8833

Glori@BIGfishMarket.com